UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 21, 2009

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective October 21, 2009, we entered into a restricted stock award agreement, or the Restricted Stock Award Agreement, with each of our three independent directors in connection with their initial election to our board of directors and pursuant to the Grubb & Ellis Healthcare REIT II, Inc. 2009 Incentive Plan. Accordingly, each of our independent directors was granted 5,000 shares of our restricted common stock, which will vest as to 20.0% of the shares on the date of the grant and on each anniversary thereafter over four years from the date of the grant.

This description of the material terms of the Restricted Stock Award Agreement is qualified in its entirety by the terms of the Form of Restricted Stock Award Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 26, 2009, we issued a press release announcing our board of directors’ approval and declaration of a 6.5% per annum distribution to be paid to our stockholders commencing on the closing date of our first property acquisition. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.

On October 21, 2009, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on the closing date of our first property acquisition and ending on March 31, 2010. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.0017808 per share of common stock, which is equal to an annualized distribution rate of 6.5%, assuming a purchase price of $10.00 per share. These distributions will be aggregated and paid in cash monthly in arrears. The distributions declared for each record date in the December, January, February and March periods would be paid in January, February, March and April 2010, respectively. The distributions will be payable to our stockholders only from legally available funds therefor. Our board of directors intends to declare distributions on a quarterly basis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form of Restricted Stock Award Agreement of Grubb & Ellis Healthcare REIT II, Inc.

99.1 Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated October 26, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

October 26, 2009	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement of Grubb & Ellis Healthcare REIT II, Inc.
99.1	Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated October 26, 2009